Exhibit 99.1

Oxford Industries, Inc. Press Release

222 Piedmont Avenue, N.E. • Atlanta, Georgia 30308

Contact:	Anne M. Shoemaker
Telephone:	(404) 653-1455
Fax:	(404) 653-1545
E-Mail:	ashoemaker@oxfordinc.com

FOR IMMEDIATE RELEASE
January 4, 2011

Oxford Completes Sale of Oxford Apparel Group

ATLANTA, GA. — January 4, 2011 - Oxford Industries, Inc. (NYSE: OXM) announced today that on January 3, 2011 it consummated its previously announced sale of substantially all of Oxford Apparel, one of its operating groups, to LF USA, a subsidiary of Li & Fung Limited. The net cash proceeds are expected to be in excess of $95 million after the collection of retained accounts receivable, the sale of in-transit inventory to LF USA and the payment of retained liabilities, transaction expenses and income taxes.  The Company’s Oxford Golf business and a distribution center in Lyons, GA, which were part of Oxford Apparel, were not included in the transaction and will continue to be operated by the Company.

About Oxford:

Oxford Industries, Inc. is an international apparel design, sourcing and marketing company featuring a diverse portfolio of owned and licensed brands and a collection of private label apparel businesses.  Oxford’s brands include Tommy Bahama®, Ben Sherman®, Lilly Pulitzer®, Oxford Golf®, Arnold Brant® and Billy London®.  The Company also holds exclusive licenses to produce and sell certain product categories under the Kenneth Cole®, Geoffrey Beene® and Dockers® labels.  Oxford’s wholesale customers are found in every major channel of distribution, including national chains, specialty catalogs, mass merchants, department stores, specialty stores and Internet retailers.  The Company operates retail stores, restaurants and Internet websites for some of its brands.  The Company also has license arrangements with select third parties to produce and sell certain product categories under its Tommy Bahama, Ben Sherman and/or Lilly Pulitzer brands.  Oxford’s stock has traded on the New York Stock Exchange since 1964 under the symbol OXM. For more information, please visit Oxford’s website at www.oxfordinc.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release may include statements that are forward-looking statements within the meaning of the federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. We intend for all forward-looking statements contained herein or on our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Important assumptions relating to these forward-looking statements include, among others, assumptions regarding the impact of acquisition or disposition activities, the impact of economic conditions on consumer demand and spending, demand for our products, timing of shipments requested by our wholesale customers, expected pricing levels, competitive conditions, the timing and cost of planned capital expenditures, costs of products and raw materials we purchase, access to capital and/or credit markets, expected outcomes of pending or

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potential litigation and regulatory actions and disciplined execution by key management. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. contained in our Annual Report on Form 10-K for the period ended January 30, 2010 under the heading “Risk Factors” and those described from time to time in our future reports filed with the SEC.

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